UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2022

Pentair plc

(Exact name of Registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).     ☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on March 2, 2022, Pentair Commercial Ice LLC (“Pentair Ice”), an indirect, wholly owned subsidiary of Pentair plc (“Pentair”), and Pentair entered into a Purchase Agreement (the “Purchase Agreement”) with Welbilt, Inc. (“Welbilt”), pursuant to which Pentair Ice agreed to acquire the issued and outstanding equity securities of certain subsidiaries of Welbilt and certain other assets, rights, and properties, and assume certain liabilities, comprising Welbilt’s Manitowoc Ice business (“Manitowoc Ice”), for an aggregate purchase price of $1.6 billion subject to customary adjustments contemplated by the Purchase Agreement.

Also as previously disclosed, on March 24, 2022, in contemplation of the acquisition of Manitowoc Ice, Pentair and its subsidiary Pentair Finance S.à r.l. (“Pentair Finance”) entered into a Loan Agreement (the “Loan Agreement”), among Pentair Finance, as borrower, Pentair, as guarantor, and the lenders and agents party thereto, providing for a five-year $600.0 million senior unsecured term loan facility.

On June 30, 2022, Pentair Finance and Pentair entered into Amendment No. 1 (the “Amendment”) to the Loan Agreement with the lenders and agents party to the Amendment. The Amendment amends the Loan Agreement to increase the term loan facility by $400.0 million to an aggregate principal amount of $1.0 billion. The Loan Agreement, as amended by the Amendment, is referred to herein as the “Term Loan Facility”. As of July 1, 2022, no loans were outstanding under the Term Loan Facility. Pentair Finance and Pentair intend to borrow the full $1.0 billion aggregate principal amount available under the Term Loan Facility to finance a portion of the purchase price in the Manitowoc Ice acquisition and to pay related fees and expenses. The availability of loans under the Term Loan Facility is subject to the satisfaction or waiver of certain conditions, including (i) the closing of the Manitowoc Ice acquisition substantially concurrently with the funding of such loans, (ii) the absence of a material adverse effect with respect to Manitowoc Ice since March 2, 2022, (iii) the truth and accuracy in all material respects of certain representations and warranties, (iv) the receipt of certain certificates, and (v) the receipt of certain financial statements.

Except as detailed herein, the Term Loan Facility is otherwise subject to the existing terms of the Loan Agreement in all material respects, including the covenants and events of defaults contained therein and summarized under Item 2.03 in Pentair’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 25, 2022, which is incorporated by reference herein.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 1, dated as of June 30, 2022, among Pentair plc, Pentair Finance S.à r.l., and the lenders and agents party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 30, 2022.

PENTAIR PLC
Registrant

By:	/s/ Robert P. Fishman
Robert P. Fishman
Executive Vice President, Chief Financial Officer and Chief Accounting Officer